As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ABBVIE INC.

(Exact name of Registrant as specified in its charter)

Delaware	32-0375147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 North Waukegan Road
North Chicago, Illinois 60064
(847) 932-7900
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Laura J. Schumacher, Esq.
Vice Chairman, External Affairs and Chief Legal Officer
AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
(847) 932-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Amount of Aggregate Offering Price(2)	Registration Fee(3)(4)
Common Stock, par value $0.01 per share	3,662,939	$86.22	$315,818,600.58	$40,994

(1)          We are registering hereby offers and sales of 3,662,939 shares of common stock, par value $0.01 per share (“Common Stock”), of AbbVie Inc. (“AbbVie”) issuable to certain individuals who were former employees or former directors of Allergan plc (“Allergan”) as of 9:45 a.m., Eastern Standard Time, on May 8, 2020, and were granted certain stock options and restricted stock units under the AbbVie 2013 Incentive Stock Plan (the “AbbVie Stock Plan”) in connection with AbbVie’s acquisition of Allergan.  Pursuant to Rule 416(A), the number of shares of Common Stock being registered shall be adjusted to include any additional shares of Common Stock which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the AbbVie Stock Plan and agreements evidencing outstanding awards thereunder.

(2)          Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share of Common Stock is based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on May 11, 2020.

(3)          Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

(4)          $40,994 of unused registration fees associated with the Registration Statement on Form S-4 (No. 333-198286) of AbbVie Private Limited, a wholly-owned subsidiary of AbbVie, filed on August 21, 2014 (later terminated by withdrawal letter on October 22, 2014), is being carried forward and set off against the registration fee due for this offering and of which 2,914,356.01 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS

ABBVIE INC.
3,662,939 Shares of Common Stock

Issuable Upon Exercise of Awards

under the AbbVie 2013 Incentive Stock Plan

This prospectus relates to 3,662,939 shares of common stock, par value $0.01 per share (“Common Stock”) of AbbVie Inc., a Delaware corporation (“AbbVie,” “we,” or “us”), issuable upon the vesting and/or exercise of certain stock options and restricted stock units that were granted under the AbbVie 2013 Incentive Stock Plan (the “AbbVie Stock Plan”) to Eligible Former Allergan Employees (as defined below) in connection with AbbVie’s acquisition (the “Acquisition”) of Allergan plc (“Allergan”). “Eligible Former Allergan Employees” refer to individuals who were former employees or former directors of Allergan as of 9:45 a.m., Eastern Standard Time, on May 8, 2020 (the “Effective Time”).

Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 8 of this prospectus.

Our Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “ABBV.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 15, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Using this process, we may offer and sell the securities described in this prospectus in one or more offerings from time to time.

We have not authorized anyone to give any information or to make any representations concerning our Common Stock except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than shares of our Common Stock. This prospectus is not an offer to sell or a solicitation of an offer to buy shares of our Common Stock in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of shares of our Common Stock, as an indication that there has been no change in our affairs since the date of this prospectus.

You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS

Some statements in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, changes to laws and regulations applicable to our industry, the failure to realize the expected benefits of the Acquisition, the failure to promptly and effectively integrate Allergan’s businesses, significant transaction costs and/or unknown or inestimable liabilities, potential litigation associated with the Acquisition, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of AbbVie’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein could cause AbbVie’s plans with respect to Allergan or AbbVie’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this prospectus. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie is set is set forth in AbbVie’s filings with the SEC, including the risk factors discussed in AbbVie’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus and any prospectus supplement. AbbVie notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995.

Any forward-looking statements in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein are based upon information available to AbbVie as of the date of this prospectus and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, AbbVie undertakes no obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to AbbVie or any person acting on its behalf are expressly qualified in their entirety by this paragraph.

Please carefully review and consider the various disclosures made in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

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BACKGROUND OF THIS OFFERING

On May 8, 2020, AbbVie completed its acquisition of Allergan (the “Acquisition”). The Acquisition was effected by means of a court-sanctioned scheme of arrangement (the “Scheme”) and in accordance with the Transaction Agreement (the “Transaction Agreement”), dated as of June 25, 2019 (as amended on May 5, 2020), by and among AbbVie, Allergan and Venice Subsidiary LLC, a direct wholly-owned subsidiary of AbbVie. The Scheme became effective at the Effective Time and, as a result, Allergan became a wholly-owned subsidiary of AbbVie.

Pursuant to the Transaction Agreement, at the Effective Time: (i) each Allergan stock option and each Allergan restricted stock unit award that was outstanding immediately prior to the Effective Time was substituted by AbbVie with a corresponding AbbVie stock option and AbbVie restricted stock unit award relating to shares of Common Stock, with the number of shares of Common Stock subject to such award and, if applicable, the exercise price per share applicable to such award determined in accordance with the formulas set forth in the Transaction Agreement, and (ii) each Allergan performance stock unit award that was outstanding as of immediately prior to the Effective Time was substituted by AbbVie with an AbbVie restricted stock unit award relating to shares of Common Stock, that vests based on the holder’s continued service following the Effective Time, with the number of shares of Common Stock subject to such award determined in accordance with the formulas set forth in the Transaction Agreement (which, for any Allergan performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, was calculated based on deemed satisfaction of performance at 130% of target).

The substituted AbbVie stock options (the “Substituted AbbVie Options”) and AbbVie restricted stock units (the “Substituted AbbVie RSUs,” and together with the Substituted AbbVie Options, the “Substituted AbbVie Awards”), as described above, will have the same terms and conditions (including for the corresponding Allergan performance stock units, the same time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Allergan stock options, Allergan restricted stock units and Allergan performance stock units immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by the Transaction Agreement or such other immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

This prospectus provides you with a general description of the shares of Common Stock issuable with respect to the Substituted AbbVie Awards granted to Eligible Former Allergan Employees under the AbbVie Stock Plan pursuant to the terms and conditions set forth in the Transaction Agreement.

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DESCRIPTION OF THE COMPANY

Overview

AbbVie is a global, research-based biopharmaceutical company. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s products are focused on treating conditions such as chronic autoimmune diseases in rheumatology, gastroenterology and dermatology; oncology, including blood cancers; virology, including hepatitis C virus (HCV) and human immunodeficiency virus (HIV); neurological disorders, such as Parkinson’s disease; metabolic diseases, including thyroid disease and complications associated with cystic fibrosis; pain associated with endometriosis; as well as other serious health conditions. AbbVie also has a pipeline of promising new medicines in clinical development across such important medical specialties as immunology, oncology and neuroscience, with additional targeted investment in cystic fibrosis and women’s health.

AbbVie’s products are generally sold worldwide directly to wholesalers, distributors, government agencies, health care facilities, specialty pharmacies and independent retailers from AbbVie-owned distribution centers and public warehouses. In the United States, AbbVie distributes pharmaceutical products principally through independent wholesale distributors, with some sales directly to pharmacies and patients. Outside the United States, AbbVie sells products primarily to customers or through distributors, depending on the market served. Certain products are co-marketed or co-promoted with other companies. AbbVie has approximately 30,000 employees. AbbVie operates in one business segment—pharmaceutical products.

AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent company as a result of the distribution by Abbott Laboratories (“Abbott”) of 100% of the outstanding common stock of AbbVie to Abbott’s shareholders.

AbbVie also maintains an Internet site at www.abbvie.com. AbbVie’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

The address of AbbVie’s principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie’s telephone number is 847-932-7900.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the completion of the offering to which this prospectus relates or the offering is terminated.

The documents we incorporate by reference into this prospectus are:

1.      Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 21, 2020 (including the information in Part III incorporated by reference from AbbVie’s Definitive Proxy Statement on Schedule 14A, filed on March 23, 2020);

2.      Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 8, 2020;

3.      Current Reports on Form 8-K as filed with the SEC on each of January 27, 2020, February 14, 2020, February 24, 2020, March 9, 2020, March 23, 2020, April 6, 2020, April 20, 2020, April 27, 2020, May 6, 2020, May 8, 2020, May 12, 2020, May 14, 2020 and May 14, 2020 (excluding Exhibits 23.1, 99.1 and 99.2 to such Current Report on Form 8-K/A); and

4.      The description of our capital stock contained in AbbVie’s Registration Statement on Form 10 (File No. 001-35565), filed with the SEC on November 30, 2012, as amended by the description of our capital stock contained in Exhibit 4.1 to AbbVie’s Annual Report on Form 10-K for the year ended December 31, 2019 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus:

1.      Allergan’s consolidated financial statements and financial statement schedule as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, the related notes, the related Report of Independent Registered Public Accounting Firm thereon and management’s report on internal control over financial reporting for the year ended December 31, 2019, included in Allergan’s Annual Report on Form 10-K (File No. 001-36867) for the year ended December 31, 2019, as filed with the SEC on February 18, 2020; and

2.      Allergan’s unaudited consolidated financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and March 31, 2019 and the related notes, included in Allergan’s Quarterly Report on Form 10-Q (File No. 001-36867) for the quarter ended March 31, 2020, as filed with the SEC on May 7, 2020.

Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Investor Relations
(847) 932-7900
http://investors.abbvie.com

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We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the Common Stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of Common Stock offered hereby, reference is made to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC’s website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

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RISK FACTORS

Investing in our Common Stock involves risks. You should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, as well as the other information contained or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our Common Stock.

Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our Common Stock could decline due to any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our Common Stock to decline. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

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USE OF PROCEEDS

The Company will receive no proceeds from the issuance of shares of Common Stock in respect of Substituted AbbVie RSUs. The proceeds from the sales of shares of Common Stock pursuant to the exercise of any Substituted AbbVie Options held by Eligible Former Allergan Employees under the AbbVie Stock Plan, if any, would be used for general corporate purposes. AbbVie has no basis for estimating the number of shares of Common Stock that will ultimately be sold pursuant to the exercise of any Substituted AbbVie Options.

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DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is a summary only and is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of Delaware, as amended (the “DGCL”), our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated By-laws (as amended, the “By-laws”). You should refer to the Certificate of Incorporation and the By-laws, both of which we have filed as an exhibit to this registration statement. In addition, you should refer to the DGCL, which may also affect the terms of our capital stock.

General

AbbVie is authorized to issue up to 4 billion shares of Common Stock, and 200 million shares of preferred stock, par value $0.01 per share (“Preferred Stock”), all of which shares of Preferred Stock are undesignated. AbbVie’s board of directors may establish the rights and preferences of the Preferred Stock from time to time. As of April 30, 2020, approximately 1,476,742,215 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding. Our Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “ABBV.”

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights. Except as otherwise provided by law, the Certificate of Incorporation or the By-laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Dividend Rights

Subject to any preferential rights of any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose.

Liquidation Rights

If there is a liquidation, dissolution or winding up of AbbVie, holders of Common Stock would be entitled to a ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding Preferred Stock.

Preemptive and Other Rights; Sinking Fund

Holders of Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that AbbVie may designate and issue in the future.

Preferred Stock

Under the terms of the Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL and the Certificate of Incorporation, to issue up to 200 million shares of Preferred Stock in one or more series without further action by the holders of our Common Stock. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and the Certificate of Incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

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Anti-Takeover Effects of Various Provisions of Delaware Law and AbbVie’s Certificate of Incorporation and By-Laws

Provisions of the DGCL, the Certificate of Incorporation and the By-Laws could make it more difficult to acquire AbbVie by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that AbbVie’s board of directors may consider inadequate and to encourage persons seeking to acquire control of AbbVie to first negotiate with our board of directors.

Delaware Anti-Takeover Statute

AbbVie is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) fifteen percent (15%) or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by AbbVie’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by AbbVie’s stockholders.

Board Structure

The Certificate of Incorporation and By-laws provide that AbbVie’s board of directors be divided into three classes. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by AbbVie’s board of directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of AbbVie.

Removal of Directors

The By-laws provide that AbbVie’s stockholders may only remove its directors for cause.

Amendments to Certificate of Incorporation

The Certificate of Incorporation provides that the affirmative vote of the holders of at least eighty percent (80%) of AbbVie’s voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of its directors, the filling of its board vacancies, the calling of special meetings of stockholders, stockholder action by written consent, and director and officer indemnification.

Amendments to By-Laws

The By-laws provide that they may be amended by AbbVie’s board of directors or by the affirmative vote of holders of a majority of AbbVie’s voting stock then outstanding, except that the affirmative vote of holders of at least eighty percent (80%) of AbbVie’s voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of AbbVie’s directors, the filling of its board vacancies, the calling of special meetings of stockholders, stockholder action by written consent, and director and officer indemnification.

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Size of Board and Vacancies

The By-laws provide that the number of directors on our board of directors will be fixed exclusively by its board of directors. Any vacancies created in its board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of AbbVie’s board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on AbbVie’s board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed, and until his or her successor has been elected and qualified.

Special Stockholder Meetings

The Certificate of Incorporation provides that only the chairman of AbbVie’s board of directors, its chief executive officer, any president or its board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of AbbVie stockholders. Stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent

The Certificate of Incorporation provides that any action of AbbVie’s stockholders must be taken at an annual or special meeting of stockholders and may not be effected by written consent of the stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The By-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of its board of directors or a committee of its board of directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could discourage attempts by third parties to obtain control of AbbVie through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. For instance, our board of directors may be able to issue Preferred Stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Other Matters

Limitations on Liability, Indemnification of Officers and Directors, and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Certificate of Incorporation includes such an exculpation provision. The Certificate of Incorporation and By-Laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of AbbVie, or for serving at AbbVie’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Certificate of Incorporation and By-laws also provide that AbbVie must indemnify and advance reasonable expenses to its directors and officers, subject to an undertaking from the indemnified party as may be required under the DGCL. The By-laws expressly authorize AbbVie to carry directors’ and officers’ insurance to protect AbbVie, its directors, officers and certain employees for some liabilities.

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The limitation of liability and indemnification provisions that are in the Certificate of Incorporation and By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against AbbVie’s directors and officers, even though such an action, if successful, might otherwise benefit AbbVie and its stockholders. However, these provisions do not limit or eliminate AbbVie’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions also do not alter the liability of directors under the federal securities laws.

Exclusive Forum

The Certificate of Incorporation provides that unless the board of directors otherwise determines, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of AbbVie, any action asserting a claim of breach of a fiduciary duty owed by any director or officer of AbbVie to AbbVie or AbbVie’s stockholders, creditors or other constituents, any action asserting a claim against AbbVie or any director or officer of AbbVie arising pursuant to any provision of the DGCL or the Certificate of Incorporation or By-laws, or any action asserting a claim against AbbVie or any director or officer of AbbVie governed by the internal affairs doctrine. However, if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, the action may be brought in another court sitting in the State of Delaware.

13

PLAN OF DISTRIBUTION

We are registering 3,662,939 shares of Common Stock with respect to the Substituted AbbVie Awards that were granted to Eligible Former Allergan Employees under the AbbVie Stock Plan in connection with the Acquisition. The shares of Common Stock offered by this prospectus are quoted on the New York Stock Exchange and the Chicago Stock Exchange. We will pay all of the costs of this offering, other than any exercise price of any Substituted AbbVie Award. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance. For a description of the AbbVie Stock Plan, see “Appendix A—Plan Prospectus.”

The decision to exercise the options to purchase shares of our Common Stock or to otherwise receive shares of our Common Stock on the vesting of any Substituted AbbVie Award must be made pursuant to each investor’s evaluation of his or her best interests. Our board of directors does not make any recommendation to prospective investors.

14

LEGAL MATTERS

The validity of the shares of Common Stock offered pursuant to this prospectus has been passed upon for AbbVie by Kirkland & Ellis LLP.

15

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements of Allergan plc and management’s assessment of the effectiveness of internal control over financial reporting of Allergan plc (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Allergan plc’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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APPENDIX A - PLAN PROSPECTUS

PROSPECTUS

2013 INCENTIVE STOCK PROGRAM

AbbVie Inc.
Common Stock
$0.01 Par Value

May 2020

ABBVIE 2013 INCENTIVE STOCK PROGRAM

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

A-i

GENERAL PLAN INFORMATION

The name of the plan is the AbbVie 2013 Incentive Stock Program (“Program”).  AbbVie Inc. (“AbbVie”) adopted the Program effective January 1, 2013 and is the company whose securities are offered under the Program.

This prospectus provides important information to former employees and non-employee directors of Allergan plc, an Irish public limited company with registered number 527629, having its registered office at Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland (“Allergan”), who held outstanding incentive equity awards of Allergan that were substituted with incentive equity awards of AbbVie at the time of the Merger (as defined below), and as a result of such substitution, such individuals became participants in the Program.

On June 25, 2019, Allergan entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie and Venice Subsidiary, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of AbbVie (“Merger Sub”).  On May 8, 2020, Merger Sub merged with and into Allergan (the “Merger”) in accordance with the Merger Agreement, and pursuant to the Merger, Allergan became a wholly owned subsidiary of AbbVie.  Upon consummation of the Merger, all of the stock options, restricted stock units and performance stock units (collectively, the “Allergan Awards”) outstanding under Allergan’s equity incentive plans (collectively, the “Predecessor Plans”) were substituted with stock options and restricted stock units with respect to AbbVie common stock (collectively, the “Substituted Awards”, with the Substituted Awards that are stock options, the “Substituted Options”, and the Substituted Awards that are restricted stock units, the “Substituted RSUs”), in accordance with the terms and calculations set forth in the Merger Agreement.   Although the Substituted Awards were granted under the Program, they will have the same terms and conditions (including the same time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Allergan Awards immediately prior to the effective time, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or such other immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect. More specifically, the Allergan performance stock units were substituted with Substituted RSUs that remain subject to the same time-based vesting conditions as applied to the corresponding Allergan performance stock units immediately prior to the effective time but are no longer subject to any performance-based vesting conditions.

In addition to this prospectus, we provide to participants other important information about the Program and about AbbVie on the Fidelity website at www.netbenefits.com under the Plan Documents tab. In addition, a copy of the Program is available on the Fidelity website. Finally, be sure to carefully review your individualized award agreements so that you understand your vesting dates, expiration dates (for options), forfeitures upon termination, post-termination exercise periods (for options), and other limitations on your awards.

The information in this prospectus relating to the Program only constitutes a summary and is qualified in its entirety by reference to the full text of the Program (available on the Fidelity website at www.netbenefits.com under the Plan Documents tab) and the terms of the award agreements that evidence awards granted to you under the Program. Terms of awards and participation under the Program may vary for individual participants, including in the case of participants in countries other than the United States in which participation and awards may vary to conform to local laws and business practices.

Nature, Purpose and Duration of the Plan

The Program is generally meant to assist AbbVie and its subsidiaries in recruiting and retaining outstanding directors, officers and other employees and to align their interests with those of AbbVie’s other stockholders using compensation based on the value of shares of AbbVie common stock.

The Program also provides for the grant of awards in connection with certain awards that were outstanding under certain stock programs maintained by Abbott Laboratories and its subsidiaries as of December 31, 2012 and adjusted as described in the Employee Matters Agreement by and between Abbott Laboratories and AbbVie, dated December 31, 2012. These awards are referred to as Adjusted Awards.

AbbVie expects to continue the Program, but reserves the right to amend or terminate it at any time, provided, that, participant consent is required for any amendment or termination that materially and adversely affects such participant’s rights under the Program, and stockholder approval is required for an amendment to increase the aggregate number of shares available under the Program, extend the term of the Program or change or add categories of individuals eligible to participate in the Program.  The Program will continue in effect until January 1, 2023 or until AbbVie’s Board of Directors earlier terminates it.  After January 1, 2023, no benefits may be granted under the Program.  Nothing contained in the Program is intended to create or enlarge any contractual obligations between AbbVie and recipients of any of the Program benefits.

ERISA

The Program is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as it is not tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Administration

The Compensation Committee of AbbVie’s Board of Directors (the “Committee”), which is appointed by the Board of Directors, is the administrator of the Program and will continue to serve as the administrator of the Program until such time as the Board designates a different Committee.  Each member of the Committee qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The administrator has broad authority under the Program and grants Program benefits, establishes and adjusts the terms and conditions of such benefits, construes and interprets the Program and makes other Program determinations, except:

•                  it may delegate its authority, consistent with Rule 16b-3 of the Securities and Exchange Commission, to the extent allowed by law; and

•                  subject to annual reporting to the Committee, AbbVie’s Chief Executive Officer may make grants to any eligible individual, other than directors and Section 16 reporting officers.

A participant in the Program may contact the administrator as set forth below under the caption “Where to Obtain More Information.”

SECURITIES TO BE OFFERED

On May 15, 2020, we filed a registration statement on Form S-3, to which this prospectus is appended, with the SEC registering the offer and sale of up to 3,662,939 shares issuable under the Program for the Substituted Awards granted to former employees and non-employee directors of Allergan.

Under the Program, AbbVie can grant awards and other benefits for an aggregate of 100,000,000 shares of AbbVie common stock.

The Program provides for equitable adjustments to the number of shares reserved, the shares covered by each outstanding benefit and other share limits under the Program in the event of a special dividend or distribution, stock split, reorganization, merger, consolidation, spin-off, or similar corporate transaction.

The shares of common stock issued under the Program may be either authorized, but unissued, shares or treasury shares.    Except in the case of Adjusted Awards, if a benefit lapses, expires, terminates or is forfeited or cancelled without the issuance of shares or payment of cash, AbbVie can use those shares for new options, rights or awards of any type authorized under the Program.  If shares are issued under an award and then reacquired by AbbVie pursuant to rights reserved upon the issuance of that award, or through the payment of the exercise price of shares under options by delivery of shares of AbbVie common stock, or under options or stock-settled stock appreciation rights that were not issued upon the net exercise or net settlement of such options or stock appreciation rights, or exchanged or withheld to satisfy tax withholding requirements, AbbVie cannot use those shares for new awards under the Program.

AbbVie cannot grant options and stock appreciation rights with respect to more than 2,000,000 shares to any participant in any calendar year.  In addition, no more than $15,000,000 in performance awards may be granted to any participant in any one calendar year.  Notwithstanding the foregoing, such restrictions and limitations are not applicable to the Substituted Awards or Adjusted Awards; and the lapse, expiration, termination, forfeiture or cancellation of any Adjusted Award without the issuance of shares or payment of cash will not increase the number of shares available for issuance under the Program.

PERSONS WHO MAY PARTICIPATE IN THE PROGRAM

The Committee determines the employees of AbbVie and its subsidiaries who are eligible to receive Program benefits and the individuals who are eligible to receive replacement options with respect to Adjusted Awards that include a replacement option feature.  Members of the Board of Directors who are not employees of AbbVie or its subsidiaries receive restricted stock units and may receive non-qualified stock options under the terms of the Program.  Adjusted Awards may be granted under the Program in accordance with the terms of the Employee Matters Agreement, and Substituted Awards have been granted under the Program in accordance with the terms of the Merger Agreement.

Participants in the Program also include current and former employees and non-employee directors of Allergan whose outstanding equity awards under the Predecessor Plans were substituted by AbbVie with equity awards under the Program pursuant to the Merger Agreement.

BENEFITS UNDER THE PROGRAM

AbbVie can grant non-qualified stock options, restricted stock awards, restricted stock units, performance awards, other share-based awards (including stock appreciation rights, dividend equivalents and recognition awards) and foreign benefits under the Program.  Each is described in greater detail below.

Stock Options

A stock option awarded under the Program will be a non-qualified stock option or, in respect of certain Substituted Options that qualify as incentive stock options (as defined under Section 422 of the Code), an incentive stock option (as applicable, an “option”).  The federal income tax treatment of non-qualified stock options and incentive stock options is discussed in the section of this prospectus entitled “Tax Effects of Participation.”

An option permits its holder to purchase a specific number of shares of common stock, during a specified period, upon set terms, and at a set price.  The actual purchase of shares of common stock pursuant to the option is called the “exercise” of the option.

The per share exercise price of any option awarded under the Program must be at least equal to the fair market value of a share of common stock at the time the option is granted, provided, that, the exercise price of an incentive stock option that is granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of AbbVie common stock (a “Ten Percent Owner”) will be no less than 110% of the fair market value of a share of common stock on the date of grant.  Notwithstanding the foregoing, the exercise price for each Substituted Option was calculated in accordance with the terms of the Merger Agreement.

Upon the exercise of any option under the Program, AbbVie will either issue (or cause to be issued) in the holder’s name a stock certificate for the shares of common stock such holder has purchased or note such holder’s ownership in book entry form.  Until the shares of common stock are issued (as evidenced by the appropriate entry on AbbVie’s books or those of AbbVie’s transfer agent), the holder will have no right to vote or receive dividends, or any other rights as a stockholder, with respect to the shares of common stock issuable upon exercise, notwithstanding the exercise of such holder’s option.

When an Adjusted Award provides for the automatic grant of a replacement stock option, the replacement stock option granted by the Committee will cover not only the number of shares surrendered to pay the option exercise price but also the number of shares surrendered by the option holder to pay the taxes incurred in connection with the exercise of the option.  The per share exercise price of any replacement stock option must be equal to the fair market value of a share of common stock when the replacement stock option is granted.  Further, every replacement stock option will be exercisable in full six months from the date of its grant, will expire on the expiration date of the original option, will contain a similar replacement stock option feature, and will be subject to other terms and conditions set forth in the award agreement.  For the avoidance of doubt, the foregoing limitations do not apply for Substituted Options.

The period of any option will be determined by the Committee, but no option may be exercised after ten years from the date it is granted (or five years from the date it is granted for incentive stock options granted to a Ten Percent Owner).  The Program contains special rules governing option exercise following the option holder’s retirement, death, disability or other termination of employment.  Termination provisions in the event of retirement, death, disability or other termination of employment generally will depend on and be in accordance with the restrictions and conditions contained in the individual agreements.  The Program provides that, unless an award agreement states otherwise, upon the “Change in Control” (as defined in the Program) of AbbVie, options (whether or not then vested or exercisable) will become fully vested and exercisable (as described in the Program and the award agreement) as of the date of the Change in Control.  The treatment upon a termination event or a Change in Control for the Substituted Options is described separately below.

Stock Appreciation Rights

A stock appreciation right permits the holder, upon the exercise of the stock appreciation right, to receive a payment, which may be in cash or shares, with an aggregate value equal to (i) the excess of the fair market value of one share of common stock (determined as of the date of exercise) over the base price specified in that stock appreciation right, multiplied by (ii) the number of shares covered by such stock appreciation right or portion thereof that is exercised.

The base price of any stock appreciation right must be at least equal to the fair market value of a share of common stock at the time the stock appreciation right is granted.  The term of any stock appreciation right will be determined by the Committee, but no stock appreciation right may be exercised after ten years from the date it is granted.  The Program provides that, unless an award agreement states otherwise, upon the Change in Control of AbbVie, stock appreciation rights (whether or not then vested or exercisable) will become fully vested and exercisable (as described in the Program and the award agreement) as of the date of the Change in Control.

Restricted Stock Awards

Restricted stock awards are shares of common stock transferred to participants, without other payment, as additional compensation for their services to AbbVie or one of its subsidiaries.  Restricted stock awards are subject to such terms and conditions as the Committee determines are appropriate, including, without limitation, vesting, restrictions on the sale or other disposition of the shares and the right of AbbVie to reacquire the shares upon termination of the participant’s employment within specified periods.  The Program provides that, unless an award agreement states otherwise, upon a Change in Control of AbbVie, all terms and conditions of all restricted stock awards then outstanding will be deemed to be satisfied as of the date of the Change in Control.

Restricted Stock Units

AbbVie may grant restricted stock units to participants.  Restricted stock units represent an unsecured promise to deliver shares of AbbVie common stock to the participant or an unsecured promise to deliver an amount of cash equal to the value of the number of shares, without other payment, based on satisfaction of the terms of the awards (such as continued employment over the vesting period or the attainment of specified performance goals).  Restricted stock units carry certain limitations; for example, they cannot be traded, voted or used for option exercise, although AbbVie restricted stock unit holders generally receive cash payments, called dividend equivalents, equal to the dividends paid on the AbbVie shares covered by the units.  At vesting, these restrictions are released and the restricted stock units are converted to full value shares of AbbVie common stock with all dividend and voting privileges, or the equivalent cash value.  The Program provides that, unless an award agreement states otherwise, upon a Change in Control of AbbVie, all terms and conditions of all restricted stock units then outstanding will be deemed to be satisfied as of the date of the Change in Control.  The treatment upon a termination event or a Change in Control for the Substituted RSUs is described separately below.

Performance Awards

AbbVie may grant performance awards in the form of performance units or performance shares.  Performance units consist of restricted stock units or other share-based awards and performance shares consist of shares of common stock or awards denominated in shares of common stock, which may be earned in whole or in part if one or more of AbbVie, a subsidiary or a division or strategic business unit of AbbVie, as determined by the Committee, achieves certain goals established by the Committee over a designated time period.  The goals established by the Committee must be based on any one or a combination of the following factors: earnings per share, return on equity, return on assets, return on net assets, return on investment, total stockholder return, net operating income, cash flow, increase in revenue, economic value added, increase in share price or cash flow return on investment.  Partial achievement of goals may result in payment or vesting corresponding to the degree of achievement.  The Program provides that, unless an award agreement states otherwise, upon a Change in Control of AbbVie, all performance awards then outstanding will be deemed to have been fully earned and will be immediately payable.

Recognition Awards

In addition to restricted stock awards, AbbVie may grant fully vested shares to employees of AbbVie and its subsidiaries in recognition of employee contributions to AbbVie.  The aggregate value of such recognition awards granted in any fiscal year to any single individual may not exceed 1,000 shares.

Foreign Benefits

AbbVie may grant benefits under the Program to employees of AbbVie and its subsidiaries who reside in foreign jurisdictions with such variations to the Program as may be necessary to comply with the applicable laws of such foreign jurisdictions and to provide such employees favorable treatment under such laws to the extent possible.  The terms and conditions of any such variations generally must be consistent with the terms and conditions of the Program.  The Committee has delegated to the Senior Vice President, Human Resources its authority and responsibilities for granting benefits under the Program (including establishing sub-plans) in foreign jurisdictions.

Restricted Stock Units and Options for Non-Employee Directors

Each non-employee director elected to the Board of Directors at the annual stockholder meeting will receive restricted stock units covering a number of shares of AbbVie common stock having a fair market value on the date of the award closest to, but not exceeding, a value determined annually by the Compensation Committee, which is not to exceed $250,000 per Non-Employee Director.  The restricted stock units granted to non-employee directors will be fully vested when granted and will be issued or paid in a manner consistent with Section 409A of the Internal Revenue Code (“Code”).  The non-employee directors receive cash payments, called dividend equivalents, equal to the dividends paid on the AbbVie shares covered by the units.  Upon separation from service (within the meaning of Section 409A of the Code) from the Board of Directors, death or a Change in Control of AbbVie, such non-employee director will receive one share of AbbVie common stock for each restricted stock unit.  If a non-employee director elects to receive any or all of his or her directors’ fees in the form of non-qualified stock options, the fees covered by that election are converted into non-qualified stock options.  The options have an exercise price equal to the fair market value of the shares at the time the option is granted.

Substituted Awards

Unless otherwise indicated in communications between holders of Substituted Awards and AbbVie, Substituted Awards are generally subject to the same terms and conditions, including any time-based service vesting conditions (but excluding any performance-based vesting conditions), that applied to the corresponding Allergan equity award under the applicable Predecessor Plan and award agreement immediately prior to the effective time, except for terms rendered inoperative by reason of the Merger or for such other immaterial administrative or ministerial changes that AbbVie determines are appropriate to effectuate the Predecessor Plan awards.

Substituted Options

Each of the exercise price of and the number of shares underlying each Substituted Option has been adjusted to reflect the substitution thereof with AbbVie options in accordance with the calculations and terms set forth in the Merger Agreement.  For each Substituted Option, the applicable Substituted Option individual award agreements contain special rules governing the vesting and exercisability of Substituted Options following the option holder’s retirement, death, disability or other termination of employment and termination provisions in the event of retirement, death, disability or other termination of employment.  Pursuant to the Substituted Option award agreements or the Predecessor Plan, as applicable, in the event of a “qualified termination” (as defined in the applicable Predecessor Plan or Substituted Option award agreement) of a holder of Substituted Options within the two year period following the consummation of the Merger, all of such participant’s unvested Substituted Options will become vested in accordance with their terms and exercisable to the extent permitted by law.  Certain Substituted Options that were granted under the Predecessor Plans as incentive stock options may continue to be treated as incentive stock options under the Program.

Substituted RSUs

The number of shares underlying each Substituted RSU has been adjusted to reflect the substitution thereof with AbbVie RSUs as provided in the Merger Agreement.  For each Substituted RSU, the applicable Substituted RSU individual award agreements contain special rules governing the vesting of Substituted RSUs following the RSU holder’s retirement, death, disability or other termination of employment and termination provisions in the event of retirement, death, disability or other termination of employment.  Pursuant to the Substituted RSU award agreements or the Predecessor Plan, as applicable, in the event of a “qualified termination” (as defined in the applicable Predecessor Plan or Substituted RSU award agreement) of a holder of Substituted RSUs within the two year period following the consummation of the Merger, such participant’s unvested Substituted RSUs will vest in accordance with their terms.  Certain Substituted RSUs were subject to performance conditions prior to the Merger, and such conditions were deemed to be satisfied with respect to 130% of the target award amount at the effective time of the Merger and were substituted with AbbVie restricted stock units that remain subject to the same time-based vesting conditions, but are no longer subject to the performance-based vesting conditions.

PURCHASE OF SECURITIES PURSUANT TO PROGRAM AND PAYMENT FOR SECURITIES OFFERED

The exercise price of any option must be at least equal to the fair market value of a share of common stock at the time the option is granted, provided, that, the exercise price of each Substituted Option was calculated in accordance with the terms of the Merger Agreement.  The Committee may provide for the payment of the exercise price in cash, with other shares of common stock of AbbVie held by the participant having a then fair market value equal to the aggregate exercise price of such shares, or by any other method permitted by the Committee.  A participant also may pay the exercise price by delivering an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to AbbVie sale or loan proceeds to pay the exercise price.

The Committee may permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding taxes, arising in connection with the exercise of an option or stock appreciation right, the vesting of a restricted stock award or restricted stock unit, or the receipt or exercise of any other benefit by:

•                  having AbbVie withhold shares,

•                  tendering back shares received in connection with the benefit, or

•                  delivering other previously acquired shares having a fair market value approximating the amount to be withheld.

BENEFITS CANNOT BE ASSIGNED

Except as provided by the Committee, each option and stock appreciation right granted under the Program will be exercisable only by the holder during the holder’s lifetime.  In addition, except as provided by the Committee, no benefits granted under the Program will be transferable other than by will or by the laws of descent and distribution.  Any benefit will be null and void upon any attempted assignment or transfer, except as provided in the Program, including any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition.

RESTRICTION ON RESALE

Shares granted as restricted stock awards will be subject to whatever restrictions on their disposition as the Committee may set at the time of grant.  The Committee may add conditions and limitations to any benefit granted to any participant who is subject to

Section 16 of the Securities Exchange Act, or to any feature of such benefit as the Committee deems necessary or desirable to comply with Section 16, or to obtain an exemption from its application.

TAX EFFECTS OF PARTICIPATION

Under the Program, AbbVie is entitled to withhold, or require a participant to remit to AbbVie, the amount of any tax attributable to any amount payable or shares deliverable under the Program.

Under existing U.S. federal income tax law and regulations, the grant of non-qualified stock options and stock appreciation rights will not result in income taxable to the participant or provide an income tax deduction to AbbVie.  The exercise of a non-qualified stock option or a stock appreciation right will, however, result in taxable income to the participant, and AbbVie will be entitled to a corresponding deduction.  At the time of the exercise of a non-qualified stock option, the amount taxable to the participant at ordinary income tax rates and deductible by AbbVie will be the excess of the fair market value of the shares purchased over their exercise price.  Upon the exercise of a stock appreciation right, the participant will be taxed at ordinary income tax rates on the amount of the cash and/or the fair market value of the shares received by the participant, and AbbVie will be entitled to a corresponding income tax deduction.

Neither the grant nor the exercise of an incentive stock option will generally result in taxable income to the participant (except possible alternative minimum tax upon an exercise); however, the excess of the fair market value of a share at the time of exercise over the exercise price is an “item of adjustment” for alternative minimum tax purposes.  For each participant holding incentive stock options, the aggregate fair market value of shares (determined as of the date of grant) underlying incentive stock options which become exercisable for the first time by such participant during any calendar year cannot exceed $100,000.  Any options becoming exercisable in excess of this amount will be treated as non-qualified stock options.  Generally, any gain or loss realized on a subsequent disposition of the shares received after the exercise of an incentive stock option will be treated as a long-term capital gain or loss if the participant (i) made no disposition of the shares acquired pursuant to such incentive stock option within two years from the date of grant or within one year from the exercise of such stock option; and (ii) was an employee of AbbVie or any of its subsidiaries at all times during the period beginning on the date of the grant of such stock option and ending on the day three months before the date of such exercise (or one year before the date of such exercise if the option holder is disabled).  AbbVie will generally not be entitled to any deduction for federal income tax purposes for a qualifying incentive stock option, so long as there is no disqualifying disposition. If a participant disposes of shares before the requisite dates or was not employed by AbbVie or its subsidiaries during the entire applicable period, such incentive stock options will be treated as non-qualified stock options for income tax purposes, and the participant will generally have ordinary income and AbbVie (or an AbbVie subsidiary) will generally have a corresponding tax deduction.  Any gain or loss realized in excess of the amount of ordinary income recognized, if any, will generally be treated as a capital gain or loss.

A participant who is granted a restricted stock award will not be taxed upon the receipt of such shares so long as the interest in such shares is subject to a “substantial risk of forfeiture” within the meaning of Code Section 83.  Upon lapse or release of the restrictions, the participant will be taxed at ordinary income tax rates on an amount equal to the current fair market value of the shares.  Any awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant.  AbbVie will be entitled to a corresponding income tax deduction when the value of the award is included in the recipient’s taxable income.  The basis of restricted shares held after lapse or release of the restrictions will be equal to their fair market value on the date of lapse or release of restrictions, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending on the length of time the shares are held.

If the restricted shares are subject to a substantial risk of forfeiture, the participant may elect under Code Section 83 to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of grant.  If the election is made, the basis of the shares will be equal to the fair market value at the time of grant.  If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any investment gain or loss will be a capital gain or loss when the shares are sold or otherwise disposed of.

In general, the grant of restricted stock units will not result in income taxable to the participant or provide an income tax deduction to AbbVie.  A participant will realize ordinary income as a result of restricted stock units at the time shares of common stock are transferred or cash is paid in an amount equal to the value of the shares delivered or the cash paid, and AbbVie will be entitled to a corresponding deduction.

In general, the grant of performance units and performance shares will not result in income taxable to the participant or provide an income tax deduction to AbbVie.  A participant will realize ordinary income as a result of performance awards at the time shares of common stock are transferred or cash is paid in an amount equal to the value of the shares delivered or the cash paid, and AbbVie will be entitled to a corresponding deduction.

A participant generally will recognize no income at the time of grant of dividend equivalents. When a dividend equivalent is paid, a participant will recognize ordinary income in the amount of such dividend equivalent. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain types of awards granted under the Program may be subject to the requirements of Section 409A. It is intended that the Program and all awards comply with, or be exempt from, the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes on the recipient an additional 20% federal income tax on the compensation recognized as ordinary income, as well as interest on such deferred compensation.

Special rules limit the deductibility of compensation paid to AbbVie’s chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that AbbVie grants under the Program, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the Program may not be deductible by AbbVie, to the extent that the annual deduction limitation is exceeded.

The foregoing is a summary of the principal U.S. federal income tax rules that apply to the usual situation and is not meant to cover local or foreign tax rules.  Each participant should discuss his or her individual situation with a qualified tax advisor.  If the rules described in this section change, updated information will be provided in an appendix to this prospectus.

WHERE TO OBTAIN MORE INFORMATION

AbbVie files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  You may read and copy any reports, statements or other information AbbVie files at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549, USA.  You may request copies of these documents, upon paying a duplicating fee, by writing to the SEC.  Please call the SEC at 1-202-551-8090 or visit the SEC’s web site for further information on the public reference room.  AbbVie’s SEC filings also are available to the public on the SEC’s web site at http://www.sec.gov.  AbbVie’s common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange, and information about AbbVie also is available there.

This prospectus is part of a registration statement that AbbVie filed with the SEC.  The SEC allows AbbVie to “incorporate by reference” the information AbbVie files with the SEC.  This means that AbbVie can disclose important information to you by referring you to other documents that AbbVie identifies as part of this prospectus.  The information incorporated by reference is considered to be part of this prospectus.  AbbVie incorporates by reference the documents listed below:

1.              AbbVie’s latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

2.              All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (1) above.

3.              The description of AbbVie’s common stock contained in AbbVie’s Registration Statement on Form 10 (File No. 001-35565), filed with the SEC on November 30, 2012, as amended by the description of AbbVie’s capital stock contained in Exhibit 4.1 to AbbVie’s Annual Report on Form 10-K for the year ended December 31, 2019 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

AbbVie also incorporates by reference any subsequent filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this prospectus.  AbbVie’s subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of these filings at no cost, and other information about the Program and its administrators, by writing to or telephoning AbbVie at the following address and telephone number:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Christine Kim, Director, Equity Programs
Phone: +1 (847) 937-8121

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  AbbVie has not authorized anyone else to provide you with different information.  The information contained in this prospectus is current and accurate only as of the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table is a statement of estimated expenses to be incurred by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered under this registration statement.

Amount to be paid
SEC registration fee	$40,994
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Printing and engraving fees	20,000
Trustee’s fees and expenses	n/a
Miscellaneous	10,000
Total Expenses	$320,994

Item 15.  Indemnification of Directors and Officers.

Delaware law provides that a director of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duties as directors, except for liability:

•      for any breach of his or her duty of loyalty to the corporation or its stockholders;

•      for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•      for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

AbbVie’s Certificate of Incorporation and By-laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of any director or officer for monetary damages for actions taken as a director or officer of AbbVie, or for serving at AbbVie’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Certificate of Incorporation and By-laws also provide that AbbVie must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The By-laws expressly authorize AbbVie to carry directors’ and officers’ insurance to protect AbbVie, its directors, officers and certain employees for some liabilities.

The foregoing is only a general summary of certain aspects of Delaware law and the Certificate of Incorporation and By-laws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and the Certificate of Incorporation and By-laws.

Item 16.  Exhibits.

The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
2.1

Transaction Agreement, dated as of June 25, 2019, between AbbVie Inc., Allergan plc and Venice Subsidiary, LLC (incorporated by reference to Exhibit 2.1 of AbbVie’s Current Report on Form 8-K filed on June 25, 2019)

2.2	Appendix III to the Rule 2.5 Announcement, dated as of June 25, 2019 (Conditions Appendix) (incorporated by reference to Exhibit 2.2 of AbbVie’s Current Report on Form 8-K filed on June 25, 2019)
2.3

Expenses Reimbursement Agreement, dated as of June 25, 2019, between AbbVie Inc. and Allergan plc (incorporated by reference to Exhibit 2.3 of AbbVie’s Current Report on Form 8-K filed on June 25, 2019)

4.1	Amended and Restated Certificate of Incorporation of AbbVie Inc. (incorporated by reference to Exhibit 3.1 of AbbVie’s Current Report on Form 8-K filed on January 2, 2013)
4.2	Amended and Restated By-Laws of AbbVie Inc. (incorporated by reference to Exhibit 3.1 of AbbVie’s Current Report on Form 8-K filed on October 22, 2019)
5.1*	Opinion of Kirkland & Ellis LLP
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of AbbVie Inc.
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Allergan plc
23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
99.1	AbbVie 2013 Incentive Stock Program (incorporated by reference to Exhibit A to AbbVie’s Definitive Proxy Statement on Schedule 14A dated March 15, 2013)
99.2	AbbVie Inc. 2013 Incentive Stock Program Second Amendment (incorporated by reference to Exhibit 10.5 of AbbVie’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019)

*                 Filed herewith.

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Chicago, State of Illinois, on May 15, 2020.

ABBVIE INC.

By:	/s/ RICHARD A. GONZALEZ
	Name:	Richard A. Gonzalez
	Title:	Chairman of the Board and Chief
Executive Officer

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, Richard A. Gonzalez, Laura J. Schumacher and Robert A. Michael, and each of them, his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the SEC, granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities indicated below on May 15, 2020.

Signature	Title

/s/ RICHARD A. GONZALEZ	Chairman of the Board and Chief Executive Officer
Richard A. Gonzalez	(Principal Executive Officer)

/s/ ROBERT A. MICHAEL	Executive Vice President, Chief Financial Officer
Robert A. Michael	(Principal Financial Officer)

/s/ BRIAN L. DURKIN	Vice President, Controller (Principal Accounting
Brian L. Durkin	Officer)

/s/ ROBERT J. ALPERN, M.D.	Director
Robert J. Alpern, M.D.

/s/ ROXANNE S. AUSTIN	Director
Roxanne S. Austin

/s/ WILLIAM H.L. BURNSIDE	Director
William H.L. Burnside

/s/ BRETT J. HART	Director
Brett J. Hart

/s/ THOMAS C. FREYMAN	Director
Thomas C. Freyman

/s/ EDWARD M. LIDDY	Director
Edward M. Liddy

/s/ MELODY B. MEYER	Director
Melody B. Meyer

/s/ EDWARD J. RAPP	Director
Edward J. Rapp

/s/ REBECCA B. ROBERTS	Director
Rebecca B. Roberts

/s/ GLENN F. TILTON	Director
Glenn F. Tilton

/s/ FREDERICK H. WADDELL	Director
Frederick H. Waddell